Exhibit 99.1
18 E. Dover Street
Easton, Maryland 21601
Phone (410) 763-7800
PRESS RELEASE
Shore Bancshares, Inc. Reports 2026 Third Quarter Results
Easton, Maryland (October 22, 2026) – Shore Bancshares, Inc. (NASDAQ – SHBI) (the “Company” or “Shore Bancshares”), the holding company for Shore United Bank, N.A. (the “Bank”), reported net income for the third quarter of 2026 of $16.8 million, or $0.50 per diluted common share, compared to net income of $18.9 million, or $0.56 per diluted common share, for the second quarter of 2026, and net income of $14.3 million, or $0.43 per diluted common share, for the third quarter of 2025.
Third Quarter 2026 Highlights
•Pre-tax Pre-provision Income (“PTPP”), a non-U.S. generally accepted accounting principles (“GAAP”)(1) financial measure – PTPP for the third quarter of 2026 increased $1.5 million to $27.5 million, from $26.1 million in the second quarter of 2026. PTPP increased primarily due to an increase in interest income of $2.6 million and a decrease in noninterest expense of $405 thousand. The increase in net interest income was partially offset by a decrease in noninterest income of $1.2 million and an increase in interest expense of $390 thousand. PTPP for the nine months ended September 30, 2026 was $76.4 million compared to $63.4 million for the nine months ended September 30, 2025.
•Return on Average Assets (“ROAA”) – The Company reported ROAA of 1.08% for the third quarter of 2026, compared to 1.24% for the second quarter of 2026 and 0.95% for the third quarter of 2025. Adjusted ROAA – non-GAAP(1) was 1.16% for the third quarter of 2026, compared to 1.34% for the second quarter of 2026 and 1.05% for the third quarter of 2025.
•Net Interest Margin (“NIM”) – Net interest income for the third quarter of 2026 increased $2.2 million to $55.1 million compared to the second quarter of 2026. NIM increased 8 basis points (“bps”) to 3.78% for the third quarter of 2026 compared to the second quarter of 2026. NIM excluding accretion(1) increased for the comparable periods from 3.45% to 3.50%. Excluding accretion interest, loan yields increased 4 bp and funding costs decreased 2 bps for the comparable periods. Net interest income increased due to elevated accretion income from loan payoffs, partially offset by a slightly higher interest expense driven by municipal deposits.
•Capital Management – Book value per share increased to $18.59 at September 30, 2026 from $18.44 at June 30, 2026 and $17.27 at September 30, 2025. During the quarter ended September 30, 2026, the Company declared a dividend of $0.14 per share and repurchased 148,006 shares of its outstanding common stock for approximately $3.4 million.
•Asset Quality – Nonperforming assets were 1.27% of total assets at September 30, 2026, an increase from 1.09% at June 30, 2026 and an increase from 0.45% at September 30, 2025. Classified assets were 1.61% of total assets at September 30, 2026, an increase when compared to 1.41% at June 30, 2026 and 0.83% at September 30, 2025. The allowance for credit losses (“ACL”) was $59.6 million at both September 30, 2026 and September 30, 2025, and $58.7 million at June 30, 2026. The ACL as a percentage of loans increased to 1.21% at September 30, 2026 compared to 1.20% at June 30, 2026 and decreased compared to 1.22% at September 30, 2025.
•Operating Leverage – The efficiency ratio for the third quarter of 2026 was 56.15%, compared to 57.76% in the second quarter of 2026 and 61.00% for the third quarter of 2025. The adjusted efficiency ratio – non-GAAP(1), which excludes amortization of intangibles, was 53.30% for the third quarter of 2026, compared to 54.49% for the second quarter of 2026 and 57.30% for the third quarter of 2025. Management anticipates ongoing expense management of professional services and technology investments will result in continued improvements in operating leverage over time.
“Our third quarter reflected very strong core earnings, driven by continued expansion in net interest margin, growth in net interest income and lower noninterest expense, which further improved operating leverage,” stated James (“Jimmy”) M. Burke, President and Chief Executive Officer of Shore Bancshares, Inc. “Pre-tax, pre-provision income increased 5.6% from the prior quarter, reflecting our disciplined approach to balance sheet management, the strength of our deposit franchise and our focus on operational execution.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

Net income for the quarter was impacted by a higher provision for credit losses, primarily related to a partial charge-off on a multifamily relationship that we downgraded last year. As we pursued an exit from these credits, updated valuations reflected property-specific issues that reduced collateral values. Our approach is to address potential credit problems as early as possible, and our core performance gives us the flexibility to do so. Capital levels remained strong, book value per share increased and we continued to return capital to shareholders through our quarterly dividend and share repurchases. Going forward, we remain focused on prudent growth, continually managing expenses and creating long-term value for our shareholders.”
Balance Sheet Review
Total assets were $6.45 billion at September 30, 2026, an increase of $302.9 million from June 30, 2026. The increase was primarily due to an increase in cash and cash equivalents of $197.4 million, an increase in available for sale securities of $93.5 million and an increase in loans of $24.9 million. Total assets increased $195.5 million, or 3.1%, when compared to $6.26 billion at December 31, 2025. The increase was primarily due to an increase in cash and cash equivalents of $99.5 million and an increase in our investment securities portfolio of $101.7 million. The increases in cash and cash equivalents during the quarter and year were primarily driven by the seasonality of municipal deposits.
CRE loans (excluding land and construction) were $2.58 billion at September 30, 2026 compared to $2.64 billion at December 31, 2025. The office CRE loan portfolio, which includes owner occupied and non-owner occupied CRE loans, was $447.0 million, or 9.1% of total loans at September 30, 2026. The following table provides the stratification of the classes of CRE loans (excluding land and construction) at September 30, 2026.

	September 30, 2026
	Owner Occupied			Non-Owner Occupied
($ in thousands)	Average LTV(1)	Average Loan Size	Loan Balance(2)	Average LTV(1)	Average Loan Size	Loan Balance(2)
Office, medical	49.69%	$628	$27,643	47.34%	$1,458	$68,535
Office, govt. or govt. contractor	52.28	948	9,477	53.94	3,189	57,402
Office, other	48.94	485	85,395	49.06	1,289	198,524
Office, total	49.23	533	122,515	49.07	1,482	324,461
Retail	51.79	668	72,151	47.57	2,453	458,804
Multifamily (5+ units)	—	—	—	54.32	2,452	274,637
Hotel/motel	—	—	—	44.05	4,134	210,818
Industrial/warehouse	45.16	690	95,282	46.59	1,636	204,460
Commercial-improved	41.78	1,170	221,044	49.15	1,328	168,696
Marine/boat slips	28.26	747	16,430	35.66	1,446	7,232
Restaurant	48.10	992	53,584	48.99	1,004	41,164
Church	31.46	801	51,288	13.03	2,326	2,326
Land/lot loans	11.31	192	192	50.16	465	1,861
Other	38.60	1,337	105,626	32.19	541	148,902
Total CRE loans, gross	43.32	834	$738,112	44.17	1,607	$1,843,361
(1)Loan-to-value (“LTV”) is determined based on latest available appraisal against current bank-owned principal. Loans without an updated appraisal utilized the original transaction value.
(2)Loan balance includes deferred fees and costs.
The office CRE loan portfolio included loans to medical tenants of $96.2 million, or 21.5% of the total office CRE loan portfolio, at September 30, 2026. The office CRE loan portfolio also included loans secured by buildings with government or government contractor tenants of $66.9 million, or 15.0% of the total office CRE loan portfolio at the same date. At September 30, 2026, the average loan debt service coverage ratio on the office CRE loan portfolio was 1.7x and the average LTV was 49.15%.
The 449 loans in the office CRE portfolio at September 30, 2026 had an average loan size of $1.0 million and a median loan size of $399 thousand. LTV estimates for the office CRE portfolio at September 30, 2026 are summarized below and LTV collateral values are based on the most recent appraisal, which may vary from the appraised value at loan origination.

LTV Range ($ in thousands)	Loan Count	Loan Balance	% of Office CRE
Less than or equal to 50%	216	$148,601	33.3%
Greater than 50% and less than or equal to 60%	77	130,024	29.1
Greater than 60% and less than or equal to 70%	80	113,224	25.3
Greater than 70% and less than or equal to 80%	60	40,307	9.0
Greater than 80%	16	14,820	3.3
Total	449	$446,976	100.0%
There were 14 office CRE loans with balances greater than $5.0 million, totaling $136.1 million at September 30, 2026 and $166.1 million at December 31, 2025. The decrease in this portfolio segment was the result of normal amortization and payoff of one loan. At September 30, 2026, 80.3% of the office CRE loan balance was secured by properties in rural or suburban areas with limited exposure to metropolitan cities and 97.1% was secured by properties with five stories or less. Office CRE loan balances that were classified as special mention or substandard were $8.2 million at September 30, 2026. There were no charge-offs within the office CRE portfolio during the three and nine months ended September 30, 2026 and 2025. During the third quarter of 2026, the Company foreclosed on an office commercial real estate property located in Virginia with a carrying value of $10.8 million. The property had previously been reported as a nonperforming asset in prior periods and was transferred to other real estate owned (“OREO”) during the quarter.
Nonperforming assets were $81.8 million and $67.2 million, or 1.27% and 1.09% of total assets, as of September 30, 2026 and June 30, 2026, respectively. Nonperforming assets included three large loans with an aggregate loan balance of $48.2 million. These nonaccrual loans primarily consist of multifamily real estate loans with collateral in Virginia and North Carolina. As of September 30, 2026, these loans had been partially charged-off by $3.9 million, reflecting updated, lower appraisals and carried specific reserves of $3.1 million. The decline in appraised values was driven by property-specific factors, including unanticipated capital investment requirements and financial stress among a tenant base disproportionately affected by inflation. Management believes these conditions are unique to the underlying properties and are not indicative of broader portfolio trends. When comparing September 30, 2026 to September 30, 2025, nonperforming assets increased $53.7 million, primarily due to an increase in nonaccrual loans of $43.8 million, and an increase in other real estate and repossessed marine and auto assets of $9.9 million. Substandard loans, which include nonaccrual loans and accruing loans 90 days or more past due, were $90.3 million at September 30, 2026 compared to $84.3 million at June 30, 2026 and $48.5 million at September 30, 2025.
Special mention loans decreased to $54.6 million at September 30, 2026 compared to $73.0 million at June 30, 2026 and compared to $71.0 million at September 30, 2025. As of September 30, 2026, there were three special mention loans with individual balances greater than $5.0 million, totaling $33.3 million. During the third quarter of 2026, the Company transferred a loan to nonperforming assets that was previously considered a special mention loan of $19.2 million. The remaining loans consist primarily of multifamily commercial real estate and other commercial real estate exposures.
The Bank’s loan portfolio remains well positioned to benefit from higher interest rates through ongoing loan repricing. However, while interest rates remain elevated and the potential for additional rate increases persists, such conditions may place pressure on debt service capacity and liquidity for certain borrowers. Management continues to proactively engage with borrowers and, when appropriate may utilize prudent loan modifications to support repayment performance. In addition, the Bank routinely performs portfolio stress testing to evaluate the potential impact of varying interest rate and economic scenarios on borrower performance and overall credit quality. The Bank closely monitors portfolio performance and believes its disciplined underwriting standards, relationship-based lending approach, active credit oversight, and ongoing stress-testing practices provide a strong foundation for managing credit risk throughout changing interest rate environments.
Total deposits increased $296.6 million from June 30, 2026 to $5.70 billion at September 30, 2026 and increased $162.5 million when compared to December 31, 2025. The year-to-date increase in total deposits was primarily due to an increase in interest-bearing checking of $216.9 million and an increase in noninterest-bearing deposits of $29.3 million. These increases were partially offset by a decrease in money market and savings accounts of $56.9 million and a decrease in time deposits of $16.8 million. Core deposits, which exclude municipal and cannabis deposits, increased by $81.9 million, or 1.9%, during the same period.
Total funding, which includes customer deposits, Federal Home Loan Bank (“FHLB”) advances and brokered deposits, was $5.70 billion at September 30, 2026, compared to $5.40 billion at June 30, 2026. The Company had no FHLB advances at September 30, 2026 and June 30, 2026. Brokered deposits were $803 thousand and $796 thousand at September 30, 2026 and June 30, 2026, respectively. Total reciprocal deposits were $1.59 billion and $1.33 billion at September 30, 2026 and June 30, 2026, respectively.
Uninsured deposits were $1.04 billion, or 18.3% of total deposits, at September 30, 2026. Uninsured deposits, excluding deposits secured with pledged collateral, were $877.1 million, or 15.4% of total deposits, at September 30, 2026. At September 30, 2026, available liquidity was $2.23 billion, including $912.7 million in secured borrowing capacity at the FHLB, $38.0 million in secured borrowing capacity through the FRB Discount Window, $444.7 million in unsecured lines of credit with other correspondent banks, $379.9 million in unpledged securities and $455.1 million in cash and cash equivalents.

Total stockholders’ equity at September 30, 2026 increased $29.4 million, or 5.0%, when compared to December 31, 2025, primarily due to current year earnings, partially offset by cash dividends paid, share repurchase activity and an increase in accumulated other comprehensive losses. As of September 30, 2026 and 2025, the ratio of total equity to total assets was 9.60% and 9.19%, respectively. As of September 30, 2026, the ratio of total tangible equity to total tangible assets(1) was 8.36%, compared to 8.06% and 7.80% as of December 31, 2025 and September 30, 2025, respectively. The Company’s Tier 1 and Total Risk-Based Capital Ratios at September 30, 2026 were 12.06% and 14.53%, respectively.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

Review of Quarterly Financial Results
Net interest income was $55.1 million for the third quarter of 2026, compared to $52.9 million for the second quarter of 2026 and $48.4 million for the third quarter of 2025. The increase in net interest income when compared to the second quarter of 2026 was primarily due to an increase in interest on loans of $2.2 million, an increase in interest on deposits with other banks of $251 thousand, partially offset by an increase in interest expense on deposits of $393 thousand. The increase in net interest income was $6.7 million when compared to the third quarter of 2025, and was primarily due to a decrease in interest expense on deposits of $3.1 million, an increase in interest on loans of $2.0 million and a decrease in interest expense on short-term borrowings of $640 thousand. These favorable changes were partially offset by an increase in interest expense on long-term borrowings of $166 thousand.
The Company’s NIM increased to 3.78% for the third quarter of 2026 from 3.70% for the second quarter of 2026, primarily due to higher interest income on loans and investment securities coupled with higher accelerated accretion related to loan payoffs. NIM excluding accretion increased for the comparable periods from 3.45% to 3.50%. Excluding accretion interest income, loan yields increased 4 bp and funding costs decreased 2 bps for the comparable periods. The Company’s NIM increased to 3.78% for the third quarter of 2026 from 3.41% for the third quarter of 2025. The Company’s average interest-earning asset yield increased to 5.47% for the third quarter of 2026 compared to 5.41% for the third quarter of 2025, while the average cost of funds decreased 29 bps to 1.80% from 2.09% for the same periods.
The provision for credit losses was $5.3 million for the three months ended September 30, 2026. The comparable amounts were $896 thousand for the three months ended June 30, 2026 and $3.0 million for the three months ended September 30, 2025. The increase in the provision for credit losses for the third quarter of 2026 compared to the second quarter of 2026 was due to higher multifamily loan-related charge-offs and specific reserves partially offset by favorable credit outlook. The allowance for credit losses increased to 1.21% of total loans at September 30, 2026 from 1.20% at June 30, 2026, and decreased compared to September 30, 2025. Net charge-offs increased to $4.8 million for the third quarter of 2026 compared to $123 thousand for the second quarter of 2026 and $1.8 million for the third quarter of 2025. The increase was driven by a partial multifamily loan write-off in the third quarter 2026.
Total noninterest income for the third quarter of 2026 was $7.7 million, a decrease of $1.2 million from the second quarter of 2026. The decrease in noninterest income was primarily related to lower banking revenue and fees for other bank services. Total noninterest income decreased $263 thousand during the third quarter of 2026 when compared to the third quarter of 2025 due to lower mortgage-related activity.
Total noninterest expense of $35.3 million for the third quarter of 2026 decreased $405 thousand compared to $35.7 million for the second quarter of 2026, and increased $884 thousand compared to $34.4 million for the third quarter of 2025. The decrease from the second quarter of 2026 was primarily due to a decrease in legal and professional fees of $474 thousand and a decrease in amortization of intangible assets of $234 thousand, partially offset by an increase in software and processing costs of $466 thousand. The increase from the third quarter of 2025 was primarily due to an increase in software and data processing costs of $646 thousand and an increase in other noninterest expense of $500 thousand. These were partially offset by a decrease in amortization of other intangible assets of $298 thousand.
The efficiency ratio for the third quarter of 2026 when compared to the second quarter of 2026 and the third quarter of 2025 was 56.15%, 57.76% and 61.00%, respectively. Adjusted efficiency ratios – non-GAAP(1) for the same periods were 53.30%, 54.49% and 57.30%, respectively.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

Review of Nine Month Financial Results
Net interest income for the nine months ended September 30, 2026 was $160.6 million, an increase of $19.1 million, or 13.5%, when compared to the nine months ended September 30, 2025. The increase in net interest income was primarily due to an increase in total interest income of $6.5 million, or 2.8%, which included an increase in interest on loans of $6.1 million, or 2.9%, and an increase in interest income on taxable investments of $668 thousand. These were partially offset by a decrease in interest on deposits with other banks of $303 thousand, or 4.9%. The increase in interest on loans was primarily due to the increase in yields of 9 bps. The decrease in total interest expense was primarily due to a decrease in interest on deposits of $11.4 million and lower interest on short-term borrowings of $1.8 million. These were partially offset by the increase in interest expense on long-term borrowings of $550 thousand. The decrease in short-term borrowings is due to lower FHLB borrowings and subordinated debt-related expenses that were classified as short-term borrowings in 2025.
The Company’s NIM increased from 3.32% for the nine months ended September 30, 2025 to 3.71% for the nine months ended September 30, 2026. Margins were higher due to a $99.1 million increase in interest-earning asset balances and a 6 bp increase in interest-earning asset yields. These positive movements were coupled with a lower cost of interest-bearing deposits. The increase in the average balances of interest-bearing deposits of $31.7 million was offset by a 43 basis point decrease in the associated rates paid, as well as a $50.3 million decrease in the average balance of FHLB advances and a 103 basis point decrease in the associated rates paid. Net accretion income impacted net interest margin by 28 basis points and 22 basis points for the nine months ended September 30, 2026 and 2025, respectively, which resulted in NIM excluding accretion of 3.43% and 3.10% for the same periods.
The provision for credit losses for the nine months ended September 30, 2026 and 2025 was $6.2 million and $5.5 million, respectively. The increase in the provision for credit losses during 2026 was due to higher net charge-offs. Net charge-offs for the nine months ended September 30, 2026 were $5.8 million, compared to $3.0 million for the nine months ended September 30, 2025. The increase was driven by a partial multifamily loan write-off in the third quarter 2026.
Total noninterest income for the nine months ended September 30, 2026 decreased $729 thousand, or 3.0%, when compared to the same period in 2025. The decrease was primarily due to a $1.4 million decrease in other noninterest income and a $737 thousand decrease in mortgage banking revenue, partially offset by a $692 thousand increase in trust and investment fee income and a $398 thousand increase in interchange credits. The decrease in other noninterest income is primarily due to valuation adjustments on equity securities and supplemental employee retirement plans.
Total noninterest expense for the nine months ended September 30, 2026 increased $5.5 million, or 5.3%, when compared to the same period in 2025. Noninterest expense line items increased primarily due to higher salaries and employee benefit expenses of $3.8 million and a $1.6 million increase in software and data processing expense. These increases were partially offset by lower amortization of intangible assets of $893 thousand during the nine months ended September 30, 2026.
The efficiency ratio for the nine months ended September 30, 2026 was 58.58% compared to 61.78% for the nine months ended September 30, 2025. Adjusted efficiency ratios – non-GAAP(1) for the same periods were 55.41% and 57.73%, respectively.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
This news release contains statements relating to future events or our future results that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in other documents filed with or furnished to the Securities and Exchange Commission, and our senior management may make forward-looking statements orally to investors, analysts, representatives of the media, and others. Forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend,” “potential,” “target,” “goal,” or words of similar meaning, or future or conditional verbs such as “could,” “would,” or “may.” Forward-looking statements include statements of our goals, intentions, or expectations; statements regarding our business plans, prospects, growth, or operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.
Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. We caution that the forward-looking statements are based largely on our expectations and information available at the time the statements are made and are subject to known and unknown risks and uncertainties that are subject to change based on factors, which in many instances are beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. You should bear this in mind when reading this news release and not place undue reliance on these forward-looking statements.
The factors that could cause actual results to differ materially from those expressed in such forward-looking statements include, but are not limited to, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2025, and in any subsequent filings with the Securities and Exchange Commission and the following: local, regional and global business, economic and political conditions and geopolitical events; changes in laws, rules and regulatory requirements, including capital and liquidity requirements; changes in consumer and business confidence, investor sentiment, and consumer spending and savings behavior; changes in the level of inflation; changes in monetary and fiscal policies; changes in trade policies, including the imposition of tariffs and retaliatory responses; changes in the demand for loans, deposits, and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; changes in FDIC assessments; changes in the interest rate environment; changes in income tax laws and regulations; our ability to manage effectively our capital and liquidity; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; changes in credit ratings assigned to us; competitive pressures among financial services companies; technology changes instituted by us, our counterparties, or competitors; the ability to attract, develop, and retain qualified employees; change in federal government enforcement of federal laws affecting the cannabis industry; our ability to maintain the security of our financial, accounting, technology, data processing and other operational systems and facilities; our ability to effectively defend ourselves against cyber-attacks and other attempts by unauthorized parties to access our information or information of our customers or to disrupt our systems; our ability to withstand disruptions that may be caused by any failure of our operational systems or those of third parties; our ability to control expenses; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; and the impact of natural or man-made disasters or calamities, including health emergencies, the spread of infectious diseases, epidemics or pandemics, an outbreak or escalation of hostilities or other geopolitical instabilities, the effects of climate change or extraordinary events beyond our control.
Forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
For further information contact: Charles S. Cullum, Executive Vice President & Chief Financial Officer, (410) 260-2042

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited)

						Q3 2026 vs.		Q3 2026 vs.		Nine Months Ended September 30,
($ in thousands, except per share data)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2026		Q3 2025		2026	2025	2026 vs. 2025
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$55,218	$53,005	$52,644	$50,294	$48,501	4.2%		13.8%		$160,867	$141,723	13.5%
Less: Taxable-equivalent adjustment	91	86	89	92	83	5.8		9.6		266	244	9.0
Net interest income	55,127	52,919	52,555	50,202	48,418	4.2		13.9		160,601	141,479	13.5
Provision for credit losses	5,268	896	85	2,827	2,992	487.9		76.1		6,249	5,548	12.6
Noninterest income	7,675	8,830	7,244	8,906	7,938	(13.1)		(3.3)		23,749	24,478	(3.0)
Noninterest expense	35,263	35,668	37,056	35,499	34,379	(1.1)		2.6		107,987	102,536	5.3
Income before income taxes	22,271	25,185	22,658	20,782	18,985	(11.6)		17.3		70,114	57,873	21.2
Income tax expense	5,500	6,320	5,570	4,895	4,637	(13.0)		18.6		17,390	14,254	22.0
NET INCOME	$16,771	$18,865	$17,088	$15,887	$14,348	(11.1)		16.9		$52,724	$43,619	20.9

Adjusted net income – non-GAAP(1)	$18,082	$20,344	$18,581	$17,416	$15,889	(11.1)%		13.8%		$57,007	$48,585	17.3%
Pre-tax pre-provision income – non-GAAP(1)	27,539	26,081	22,743	23,609	21,977	5.6		25.3		76,363	63,421	20.4

Return on average assets – GAAP	1.08%	1.24%	1.12%	1.02%	0.95%	(16)	bp	13	bp	1.15%	0.96%	19	bp
Adjusted return on average assets – non-GAAP	1.16	1.34	1.22	1.11	1.05	(18)		11		1.24	1.07	17
Return on average common equity – GAAP	10.65	12.38	11.55	10.79	9.96	(173)		69		11.52	10.43	109
Return on average tangible common equity – non-GAAP(1)	13.37	15.66	14.83	14.10	13.27	(229)		10		14.60	14.09	51
Net interest spread	2.91	2.85	2.80	2.48	2.45	6		46		2.86	2.37	49
Net interest margin	3.78	3.70	3.64	3.43	3.41	8		37		3.71	3.32	39
Efficiency ratio – GAAP	56.15	57.76	61.97	60.06	61.00	(161)		(485)		58.58	61.78	(320)
Adjusted efficiency ratio – non-GAAP(1)	53.30	54.49	58.57	56.59	57.30	(119)		(400)		55.41	57.73	(232)
Noninterest income to average assets	0.49	0.58	0.48	0.57	0.52	(9)		(3)		0.52	0.54	(2)
Noninterest expense to average assets	2.26	2.35	2.43	2.27	2.27	(9)		(1)		2.35	2.26	9

PER SHARE DATA
Basic net income per common share	$0.50	$0.56	$0.51	$0.48	$0.43	(10.7)%		16.3%		$1.58	$1.31	20.6%
Diluted net income per common share	0.50	0.56	0.51	0.48	0.43	(10.7)		16.3		1.58	1.31	20.6
Dividends paid per common share	0.14	0.14	0.12	0.12	0.12	—		16.7		0.40	0.36	11.1
Book value per common share at period end	18.59	18.44	18.02	17.65	17.27	0.8		7.6		18.59	17.27	7.6
Tangible book value per common share at period end – non-GAAP(1)	15.97	15.77	15.30	14.87	14.43	1.3		10.7		15.97	14.43	10.7
Common share market value at period end	22.39	22.95	18.68	17.68	16.41	(2.4)		36.4		22.39	16.41	36.4
Common share intraday price:
High	$24.89	$23.45	$20.68	$19.22	$17.67	6.1%		40.9%		$24.89	$17.67	40.9%
Low	21.91	17.91	17.25	14.93	14.96	22.3		46.5		17.25	11.47	50.4
____________________________________
(1)See the Reconciliation of GAAP and Non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) – Continued

						Q3 2026 vs.	Q3 2026 vs.	Nine Months Ended September 30,
($ in thousands, except per share data)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2026	Q3 2025	2026	2025	2026 vs. 2025
AVERAGE BALANCE SHEET DATA
Loans	$4,941,924	$4,872,566	$4,887,488	$4,909,619	$4,884,003	1.4%	1.2%	$4,900,859	$4,834,547	1.4%
Investment securities	687,857	684,762	666,376	653,639	664,535	0.5	3.5	679,744	670,956	1.3
Earning assets	5,825,678	5,731,054	5,823,244	5,843,816	5,658,981	1.7	2.9	5,793,334	5,694,210	1.7
Assets	6,177,210	6,080,508	6,174,655	6,206,753	6,020,574	1.6	2.6	6,144,134	6,056,883	1.4
Deposits	5,416,072	5,332,544	5,438,914	5,452,082	5,280,252	1.6	2.6	5,395,759	5,331,498	1.2
FHLB advances	—	1,648	—	20,108	52,391	(100.0)	(100.0)	550	50,806	(98.9)
Subordinated debt & TRUPS	89,219	89,082	89,024	104,752	74,363	0.2	20.0	89,109	74,103	20.3
Stockholders’ equity	624,644	611,320	600,212	584,209	571,247	2.2	9.3	612,148	559,301	9.4

CREDIT QUALITY DATA
Net charge-offs	$4,849	$123	$847	$3,619	$1,825	3842.3%	165.7%	$5,819	$3,028	92.2%

Nonaccrual loans	$68,214	$64,818	$64,958	$39,960	$24,378	5.2%	179.8%
Loans 90 days past due and still accruing	80	20	—	255	153	300.0	(47.7)
Other real estate owned and repossessed property	13,475	2,362	3,414	2,992	3,552	470.5	279.4
Total nonperforming assets	$81,769	$67,200	$68,372	$43,207	$28,083	21.7	191.2

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) – Continued

						Q3 2026 vs.		Q3 2026 vs.		Nine Months Ended September 30,
($ in thousands, except per share data)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2026		Q3 2025		2026	2025	2026 vs 2025
CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets – GAAP	9.60%	10.02%	9.71%	9.42%	9.19%	(42)	bp	41	bp
Period-end tangible equity to tangible assets – non-GAAP(1)	8.36	8.69	8.37	8.06	7.80	(33)		56

Annualized net charge-offs to average loans	0.39%	0.01%	0.07%	0.29%	0.15%	38	bp	24	bp	0.16%	0.08%	8	bp

Allowance for credit losses as a percent of:
Period-end loans	1.21%	1.20%	1.21%	1.20%	1.22%	1	bp	(1)	bp
Period-end nonaccrual loans	87.30%	90.62%	90.03%	147.24%	244.29%	(332)	bp	(15,699)	bp
Period-end nonperforming assets	72.83%	87.41%	85.53%	136.17%	212.06%	(1,458)	bp	(13,923)	bp

Nonaccrual loans as a percent of total loans	1.39%	1.33%	1.34%	0.82%	0.50%	6	bp	89	bp
Nonperforming assets as a percent of total loans, other real estate owned and repossessed property	1.66%	1.38%	1.41%	0.88%	0.57%	28	bp	109	bp
Nonaccrual loans as a percent of total assets	1.06%	1.05%	1.05%	0.64%	0.39%	1	bp	67	bp
Nonperforming assets as a percent of total assets	1.27%	1.09%	1.10%	0.69%	0.45%	18	bp	82	bp
____________________________________
(1)See the Reconciliation of GAAP and Non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) – Continued

						Q3 2026 vs.		Q3 2026 vs.
($ in thousands)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2026		Q3 2025
Company Amounts
Common Equity Tier 1 Capital	$551,179	$541,577	$525,849	$510,729	$496,709	1.77%		10.97%
Tier 1 Capital	581,585	571,904	556,096	540,897	526,794	1.69		10.40
Total Capital	700,776	691,720	674,811	660,451	627,055	1.31		11.76
Risk-Weighted Assets	4,822,726	4,882,618	4,794,374	4,852,573	4,867,237	(1.23)		(0.91)

Company Ratios
Common Equity Tier 1 Capital to Risk-Weighted Assets (“RWA”)	11.43%	11.09%	10.97%	10.52%	10.21%	34	bp	122	bp
Tier 1 Capital to RWA	12.06	11.71	11.60	11.15	10.82	35		124
Total Capital to RWA	14.53	14.17	14.08	13.61	12.88	36		165
Tier 1 Capital to AA (Leverage)	9.52	9.52	9.12	8.82	8.86	—		66

Bank Amounts
Common Equity Tier 1 Capital	$609,420	$600,541	$583,733	$569,183	$559,212	1.48%		8.98%
Tier 1 Capital	609,420	600,541	583,733	569,183	559,212	1.48		8.98
Total Capital	669,663	661,531	643,627	629,746	620,034	1.23		8.00
Risk-Weighted Assets	4,818,352	4,879,247	4,791,223	4,844,639	4,864,871	(1.25)		(0.96)

Bank Ratios
Common Equity Tier 1 Capital to RWA	12.65%	12.31%	12.18%	11.75%	11.49%	34	bp	116	bp
Tier 1 Capital to RWA	12.65	12.31	12.18	11.75	11.49	34		116
Total Capital to RWA	13.90	13.56	13.43	13.00	12.75	34		115
Tier 1 Capital to AA (Leverage)	9.99	10.00	9.58	9.30	9.41	(1)		58

Shore Bancshares, Inc.
Consolidated Balance Sheets

						September 30, 2026	September 30, 2026
						compared to	compared to
($ in thousands, except per share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2026	September 30, 2025
ASSETS	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Cash and due from banks	$58,235	$53,335	$44,054	$50,164	$62,289	9.2%	(6.5)%
Interest-bearing deposits with other banks	396,816	204,335	296,768	305,402	354,224	94.2	12.0
Cash and cash equivalents	455,051	257,670	340,822	355,566	416,513	76.6	9.3
Investment securities:
Available for sale, at fair value	380,838	287,369	264,026	220,358	181,720	32.5	109.6
Held to maturity, net of allowance for credit losses	356,183	366,213	393,615	414,827	433,440	(2.7)	(17.8)
Equity securities, at fair value	6,031	6,218	6,195	6,186	6,113	(3.0)	(1.3)
Restricted securities, at cost	18,003	18,003	18,003	17,989	20,364	—	(11.6)
Loans held for sale, at fair value	14,865	30,827	24,034	32,540	21,500	(51.8)	(30.9)
Loans held for investment	4,902,662	4,877,749	4,848,030	4,900,302	4,882,969	0.5	0.4
Less: allowance for credit losses	(59,554)	(58,737)	(58,481)	(58,836)	(59,554)	1.4	—
Loans, net	4,843,108	4,819,012	4,789,549	4,841,466	4,823,415	0.5	0.4

Premises and equipment, net	79,048	79,580	80,137	80,168	80,812	(0.7)	(2.2)
Goodwill	63,266	63,266	63,266	63,266	63,266	—	—
Other intangible assets, net	24,026	25,767	27,742	29,722	31,722	(6.8)	(24.3)
Right-of-use assets	9,322	9,691	10,102	10,523	10,896	(3.8)	(14.4)
Cash surrender value on life insurance	107,162	107,724	106,684	105,839	105,055	(0.5)	2.0
Accrued interest receivable	20,891	20,021	20,676	18,551	20,408	4.3	2.4
Deferred income taxes	32,587	30,657	29,752	29,825	30,328	6.3	7.4
Other assets	43,979	29,413	31,460	31,992	32,927	49.5	33.6
TOTAL ASSETS	$6,454,360	$6,151,431	$6,206,063	$6,258,818	$6,278,479	4.9	2.8

Shore Bancshares, Inc.
Consolidated Balance Sheets – Continued

						September 30, 2026	September 30, 2026
						compared to	compared to
($ in thousands, except per share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2026	September 30, 2025
LIABILITIES	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Deposits:
Noninterest-bearing	$1,617,258	$1,606,809	$1,567,425	$1,587,953	$1,594,212	0.7%	1.4%
Interest-bearing checking	1,069,480	833,602	812,847	852,585	851,963	28.3	25.5
Money market and savings	1,758,063	1,710,570	1,795,619	1,814,928	1,790,001	2.8	(1.8)
Time deposits	1,250,723	1,247,973	1,274,766	1,267,487	1,281,132	0.2	(2.4)
Brokered deposits	803	796	10,963	10,911	10,857	0.9	(92.6)
Total deposits	5,696,327	5,399,750	5,461,620	5,533,864	5,528,165	5.5	3.0
FHLB advances	—	—	—	—	50,000	—	(100.0)
Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”), net	30,406	30,327	30,247	30,168	30,085	0.3	1.1
Subordinated debt, net	58,893	58,825	58,782	58,893	44,409	0.1	32.6
Total borrowings	89,299	89,152	89,029	89,061	124,494	0.2	(28.3)
Lease liabilities	9,829	10,199	10,608	11,027	11,395	(3.6)	(13.7)
Other liabilities	39,606	36,255	42,092	34,993	37,218	9.2	6.4
TOTAL LIABILITIES	5,835,061	5,535,356	5,603,349	5,668,945	5,701,272	5.4	2.3
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value per share	333	334	335	334	334	(0.3)	(0.3)
Additional paid-in capital	357,207	361,048	361,013	360,554	359,939	(1.1)	(0.8)
Retained earnings	272,851	260,782	246,636	233,578	221,693	4.6	23.1
Accumulated other comprehensive loss	(11,092)	(6,089)	(5,270)	(4,593)	(4,759)	82.2	133.1
TOTAL STOCKHOLDERS’ EQUITY	619,299	616,075	602,714	589,873	577,207	0.5	7.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,454,360	$6,151,431	$6,206,063	$6,258,818	$6,278,479	4.9	2.8

Shares of common stock issued and outstanding	33,305,321	33,416,336	33,451,063	33,413,503	33,421,672	(0.3)%	(0.3)%
Book value per common share at period end	$18.59	$18.44	$18.02	$17.65	$17.27	0.8	7.6

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter and Year (Unaudited)

						Q3 2026 vs.	Q3 2026 vs.	Nine Months Ended September 30,
($ in thousands, except per share data)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2026	Q3 2025	2026	2025	% Change
INTEREST INCOME
Interest on loans	$72,655	$70,456	$70,814	$72,092	$70,693	3.1%	2.8%	$213,925	$207,816	2.9%
Interest and dividends on taxable investment securities	5,535	5,387	5,114	5,010	5,036	2.7	9.9	16,036	15,368	4.3
Interest and dividends on tax-exempt investment securities	6	6	6	6	6	—	—	18	18	—
Interest on deposits with other banks	1,851	1,600	2,458	2,810	1,215	15.7	52.3	5,909	6,212	(4.9)
Total interest income	80,047	77,449	78,392	79,918	76,950	3.4	4.0	235,888	229,414	2.8

INTEREST EXPENSE
Interest on deposits	23,336	22,943	24,264	27,289	26,474	1.7	(11.9)	70,543	81,914	(13.9)
Interest on short-term borrowings	—	16	—	246	640	(100.0)	(100.0)	16	1,843	(99.1)
Interest on long-term borrowings	1,584	1,571	1,573	2,181	1,418	0.8	11.7	4,728	4,178	13.2
Total interest expense	24,920	24,530	25,837	29,716	28,532	1.6	(12.7)	75,287	87,935	(14.4)

NET INTEREST INCOME	55,127	52,919	52,555	50,202	48,418	4.2	13.9	160,601	141,479	13.5
Provision for credit losses	5,268	896	85	2,827	2,992	487.9	76.1	6,249	5,548	12.6
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	49,859	52,023	52,470	47,375	45,426	(4.2)	9.8	154,352	135,931	13.6

NONINTEREST INCOME
Service charges on deposit accounts	1,731	1,651	1,596	1,663	1,599	4.8	8.3	4,978	4,632	7.5
Trust and investment fee income	1,115	1,103	1,137	1,042	898	1.1	24.2	3,355	2,663	26.0
Mortgage banking revenue	1,156	1,554	1,450	1,181	1,278	(25.6)	(9.5)	4,160	4,897	(15.1)
Interchange credits	1,963	1,960	1,698	1,862	1,858	0.2	5.7	5,621	5,223	7.6
Other noninterest income	1,710	2,562	1,363	3,158	2,305	(33.3)	(25.8)	5,635	7,063	(20.2)
Total noninterest income	$7,675	$8,830	$7,244	$8,906	$7,938	(13.1)	(3.3)	$23,749	$24,478	(3.0)

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter and Year (Unaudited) – Continued

						Q3 2026 vs.	Q3 2026 vs.	Nine Months Ended September 30,
($ in thousands, except per share data)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2026	Q3 2025	2026	2025	% Change
NONINTEREST EXPENSE
Salaries and employee benefits	$18,475	$18,462	$19,639	$18,582	$18,642	0.1%	(0.9)%	$56,576	$52,824	7.1%
Occupancy expense	2,366	2,495	2,567	2,461	2,406	(5.2)	(1.7)	7,428	7,416	0.2
Furniture and equipment expense	971	966	855	792	892	0.5	8.9	2,792	2,542	9.8
Software and data processing	5,801	5,335	5,140	5,197	5,155	8.7	12.5	16,276	14,665	11.0
Amortization of other intangible assets	1,741	1,975	1,980	2,000	2,039	(11.8)	(14.6)	5,696	6,589	(13.6)
Legal and professional fees	881	1,355	1,605	1,237	989	(35.0)	(10.9)	3,841	3,827	0.4
FDIC insurance premium expense	805	968	995	845	794	(16.8)	1.4	2,768	2,908	(4.8)
Marketing and advertising	376	275	311	367	315	36.7	19.4	962	953	0.9
Fraud losses	245	147	111	227	45	66.7	444.4	503	233	115.9
Other noninterest expense	3,602	3,690	3,853	3,791	3,102	(2.4)	16.1	11,145	10,579	5.4
Total noninterest expense	35,263	35,668	37,056	35,499	34,379	(1.1)	2.6	107,987	102,536	5.3

Income before income taxes	22,271	25,185	22,658	20,782	18,985	(11.6)	17.3	70,114	57,873	21.2
Income tax expense	5,500	6,320	5,570	4,895	4,637	(13.0)	18.6	17,390	14,254	22.0
NET INCOME	$16,771	$18,865	$17,088	$15,887	$14,348	(11.1)	16.9	$52,724	$43,619	20.9

Weighted average shares outstanding – basic	33,382,278	33,451,484	33,428,444	33,426,198	33,419,291	(0.2)%	(0.1)%	33,420,566	33,381,568	0.1%
Weighted average shares outstanding – diluted	33,417,440	33,478,698	33,447,767	33,446,103	33,435,862	(0.2)%	(0.1)%	33,444,164	33,392,298	0.2%

Basic net income per common share	$0.50	$0.56	$0.51	$0.48	$0.43	(10.7)%	16.3%	$1.58	$1.31	20.6%
Diluted net income per common share	$0.50	$0.56	$0.51	$0.48	$0.43	(10.7)%	16.3%	$1.58	$1.31	20.6%
Dividends paid per common share	$0.14	$0.14	$0.12	$0.12	$0.12	—%	16.7%	$0.40	$0.36	11.1%

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,618,370	$38,804	5.88%	$2,586,937	$38,169	5.92%	$2,615,409	$37,917	5.75%
Residential real estate	1,515,040	21,674	5.72	1,484,165	20,276	5.46	1,407,076	19,671	5.59
Construction	341,366	5,548	6.45	338,695	5,454	6.46	347,574	5,848	6.68
Commercial	224,741	3,253	5.74	208,349	3,041	5.85	219,002	3,370	6.10
Consumer	239,114	3,372	5.59	250,295	3,491	5.59	289,729	3,858	5.28
Credit cards	3,293	93	11.17	4,125	110	10.69	5,213	110	8.36
Total loans	4,941,924	72,744	5.85	4,872,566	70,541	5.80	4,884,003	70,774	5.76

Investment securities
Taxable	687,213	5,535	3.22	684,116	5,387	3.15	663,884	5,036	3.03
Tax-exempt(1)	644	8	4.97	646	7	4.33	651	8	4.92
Interest-bearing deposits	195,897	1,851	3.75	173,726	1,600	3.69	110,443	1,215	4.36
Total earning assets	5,825,678	80,138	5.47	5,731,054	77,535	5.42	5,658,981	77,033	5.41
Cash and due from banks	48,015			43,885			49,405
Other assets	362,218			364,155			370,952
Allowance for credit losses	(58,701)			(58,586)			(58,764)
Total assets	$6,177,210			$6,080,508			$6,020,574

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) – Continued

	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking	$792,764	$5,056	2.53%	$733,877	$4,560	2.49%	$689,906	$5,157	2.97%
Money market and savings deposits	1,738,159	8,334	1.90	1,744,356	8,079	1.86	1,714,161	9,277	2.15
Time deposits	1,245,785	9,938	3.16	1,258,086	10,288	3.28	1,277,403	11,935	3.71
Brokered deposits	798	8	4.01	4,033	16	1.59	10,891	105	3.83
Interest-bearing deposits(4)	3,777,506	23,336	2.45	3,740,352	22,943	2.46	3,692,361	26,474	2.84
FHLB advances	—	—	—	1,648	16	3.88	52,391	640	4.85
Subordinated debt and guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”)(4)	89,219	1,584	7.04	89,082	1,571	7.07	74,363	1,418	7.57
Total interest-bearing liabilities	3,866,725	24,920	2.56	3,831,082	24,530	2.57	3,819,115	28,532	2.96
Noninterest-bearing deposits	1,638,566			1,592,192			1,587,891
Accrued expenses and other liabilities	47,275			45,914			42,321
Stockholders’ equity	624,644			611,320			571,247
Total liabilities and stockholders’ equity	$6,177,210			$6,080,508			$6,020,574

Net interest spread			2.91%			2.85%			2.45%
Net interest margin			3.78			3.70			3.41
Net interest margin excluding accretion(3)			3.50			3.45			3.22
Cost of funds			1.80			1.81			2.09
Cost of deposits			1.71			1.73			1.99
Cost of debt			7.04			7.02			6.44
____________________________________
(1) All amounts are reported on a taxable-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $4.1 million, $3.8 million and $3.3 million of accretion interest on loans for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively.
(4) Interest expense on deposits and borrowings includes amortization of deposit discounts and amortization of borrowing fair value adjustments. There were zero, zero and $280 thousand of amortization of deposit discounts and $79 thousand, $79 thousand and $232 thousand of amortization of borrowing fair value adjustments for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively. All deposit discounts have been fully amortized as of December 31, 2025.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) – Continued

	Nine Months Ended September 30,
	2026			2025
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,602,270	$116,002	5.96%	$2,576,893	$110,983	5.76%
Residential real estate	1,483,344	61,261	5.51	1,377,904	57,063	5.52
Construction	342,654	16,633	6.49	350,883	17,069	6.50
Commercial	218,223	9,590	5.88	225,322	10,719	6.36
Consumer	250,443	10,397	5.55	297,543	11,917	5.35
Credit cards	3,925	303	10.31	6,002	304	6.76
Total loans	4,900,859	214,186	5.84	4,834,547	208,055	5.75

Investment securities
Taxable	679,098	16,036	3.15	670,304	15,368	3.06
Tax-exempt(1)	646	23	4.80	652	23	4.75
Interest-bearing deposits	212,731	5,909	3.71	188,707	6,212	4.40
Total earning assets	5,793,334	236,154	5.45	5,694,210	229,658	5.39
Cash and due from banks	45,375			47,752
Other assets	364,101			373,398
Allowance for credit losses	(58,676)			(58,477)
Total assets	$6,144,134			$6,056,883

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) – Continued

	Nine Months Ended September 30,
	2026			2025
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking	$769,162	$14,456	2.51%	$756,235	$17,879	3.16%
Money market and savings deposits	1,764,592	25,109	1.90	1,753,594	28,872	2.20
Time deposits	1,257,918	30,850	3.28	1,248,405	34,966	3.74
Brokered deposits	5,215	128	3.28	6,911	197	3.81
Interest-bearing deposits(4)	3,796,887	70,543	2.48	3,765,145	81,914	2.91
FHLB advances	550	16	3.82	50,806	1,843	4.85
Subordinated debt and TRUPS(4)	89,109	4,728	7.09	74,103	4,178	7.54
Total interest-bearing liabilities	3,886,546	75,287	2.59	3,890,054	87,935	3.02
Noninterest-bearing deposits	1,598,872			1,566,353
Accrued expenses and other liabilities	46,568			41,175
Stockholders’ equity	612,148			559,301
Total liabilities and stockholders’ equity	$6,144,134			$6,056,883

Net interest spread			2.86%			2.37%
Net interest margin			3.71			3.32
Net interest margin excluding accretion(3)			3.43			3.10
Cost of funds			1.84			2.15
Cost of deposits			1.75			2.05
Cost of debt			7.07			6.44
____________________________________
(1) All amounts are reported on a taxable-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $12.2 million and $11.3 million of accretion interest on loans for the nine months ended September 30, 2026 and 2025, respectively.
(4) Interest expense on deposits and borrowings includes amortization of deposit discounts and amortization of borrowing fair value adjustments. There were zero and $1.0 million of amortization of deposit discounts and $238 thousand and $695 thousand of amortization of borrowing fair value adjustments for the nine months ended September 30, 2026 and 2025, respectively. All deposit discounts have been fully amortized as of December 31, 2025.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited)

						Nine Months Ended September 30,
($ in thousands, except per share data)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	2026	2025
The following reconciles return on average assets, average equity and return on average tangible common equity(1):
Net income	$16,771	$18,865	$17,088	$15,887	$14,348	$52,724	$43,619
Annualized net income (A)	$66,537	$75,667	$69,301	$63,030	$56,924	$70,492	$58,318

Net income	$16,771	$18,865	$17,088	$15,887	$14,348	$52,724	$43,619
Add: amortization of other intangible assets, net of tax	1,311	1,479	1,493	1,529	1,541	4,283	4,966
Net income excluding amortization of other intangible assets – non-GAAP	18,082	20,344	18,581	17,416	15,889	57,007	48,585
Annualized net income excluding amortization of other intangible assets – non-GAAP (B)	$71,738	$81,600	$75,356	$69,096	$63,038	$76,218	$64,958

Net income	$16,771	$18,865	$17,088	$15,887	$14,348	$52,724	$43,619
Add: amortization of other intangible assets, net of tax	1,311	1,479	1,493	1,529	1,541	4,283	4,966
Adjusted net income – non-GAAP	18,082	20,344	18,581	17,416	15,889	57,007	48,585
Annualized adjusted net income – non-GAAP (C)	$71,738	$81,600	$75,356	$69,096	$63,038	$76,218	$64,958

Net income	$16,771	$18,865	$17,088	$15,887	$14,348	$52,724	$43,619
Less: income tax expense	5,500	6,320	5,570	4,895	4,637	17,390	14,254
Less: provision for credit losses	5,268	896	85	2,827	2,992	6,249	5,548
Pre-tax pre-provision income – non-GAAP	$27,539	$26,081	$22,743	$23,609	$21,977	$76,363	$63,421

Return on average assets – GAAP	1.08%	1.24%	1.12%	1.02%	0.95%	1.15%	0.96%
Adjusted return on average assets – non-GAAP	1.16%	1.34%	1.22%	1.11%	1.05%	1.24%	1.07%

Average assets	$6,177,210	$6,080,508	$6,174,655	$6,206,753	$6,020,574	$6,144,134	$6,056,883

Average stockholders’ equity (D)	$624,644	$611,320	$600,212	$584,209	$571,247	$612,148	$559,301
Less: average goodwill and core deposit intangible	(88,226)	(90,088)	(92,086)	(94,059)	(96,074)	(90,119)	(98,260)
Average tangible common equity (E)	$536,418	$521,232	$508,126	$490,150	$475,173	$522,029	$461,041

Return on average common equity – GAAP (A)/(D)	10.65%	12.38%	11.55%	10.79%	9.96%	11.52%	10.43%
Return on average tangible common equity – non-GAAP (B)/(E)	13.37%	15.66%	14.83%	14.10%	13.27%	14.60%	14.09%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

						Nine Months Ended September 30,
($ in thousands, except per share data)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	2026	2025
The following reconciles efficiency ratio – GAAP and adjusted efficiency ratio – non-GAAP(2), and reconciles net interest margin – GAAP and net interest margin – non-GAAP(3):
Noninterest expense (F)	$35,263	$35,668	$37,056	$35,499	$34,379	$107,987	$102,536
Less: amortization of other intangible assets	(1,741)	(1,975)	(1,980)	(2,000)	(2,039)	(5,696)	(6,589)
Adjusted noninterest expense (G)	$33,522	$33,693	$35,076	$33,499	$32,340	$102,291	$95,947

Net interest income (H)	$55,127	$52,919	$52,555	$50,202	$48,418	$160,601	$141,479
Add: taxable-equivalent adjustment	91	86	89	92	83	266	244
Taxable-equivalent net interest income (I)	55,218	53,005	52,644	50,294	48,501	160,867	141,723
Less: accretion interest income	(4,008)	(3,688)	(4,263)	(2,752)	(2,811)	(11,958)	(9,542)
Adjusted net interest income (J)	$51,210	$49,317	$48,381	$47,542	$45,690	$148,909	$132,181

Noninterest income (K)	$7,675	$8,830	$7,244	$8,906	$7,938	$23,749	$24,478
Adjusted noninterest income (L)	$7,675	$8,830	$7,244	$8,906	$7,938	$23,749	$24,478

Total earning assets (M)	$5,825,678	$5,731,054	$5,823,244	$5,843,816	$5,658,981	$5,793,334	$5,694,210

Efficiency ratio – GAAP (F)/(H)+(K)	56.15%	57.76%	61.97%	60.06%	61.00%	58.58%	61.78%
Adjusted efficiency ratio – non-GAAP (G)/(I)+(L)	53.30%	54.49%	58.57%	56.59%	57.30%	55.41%	57.73%

Net interest margin – GAAP (I)/(M)	3.78%	3.70%	3.64%	3.43%	3.41%	3.71%	3.32%
Net interest margin excluding accretion – non-GAAP (J)/(M)(3)	3.50%	3.45%	3.35%	3.24%	3.22%	3.43%	3.10%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

($ in thousands, except per share data)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
The following reconciles book value per common share and tangible book value per common share(1):
Stockholders’ equity (N)	$619,299	$616,075	$602,714	$589,873	$577,207
Less: goodwill and core deposit intangible	(87,292)	(89,033)	(91,008)	(92,988)	(94,988)
Tangible common equity (O)	$532,007	$527,042	$511,706	$496,885	$482,219

Shares of common stock outstanding (P)	33,305,321	33,416,336	33,451,063	33,413,503	33,421,672

Book value per common share – GAAP (N)/(P)	$18.59	$18.44	$18.02	$17.65	$17.27
Tangible book value per common share – non-GAAP (O)/(P)	$15.97	$15.77	$15.30	$14.87	$14.43

The following reconciles equity to assets and tangible common equity to tangible assets(1):
Stockholders’ equity (Q)	$619,299	$616,075	$602,714	$589,873	$577,207
Less: goodwill and core deposit intangible	(87,292)	(89,033)	(91,008)	(92,988)	(94,988)
Tangible common equity (R)	$532,007	$527,042	$511,706	$496,885	$482,219

Assets (S)	$6,454,360	$6,151,431	$6,206,063	$6,258,818	$6,278,479
Less: goodwill and core deposit intangible	(87,292)	(89,033)	(91,008)	(92,988)	(94,988)
Tangible assets (T)	$6,367,068	$6,062,398	$6,115,055	$6,165,830	$6,183,491

Period-end equity to assets – GAAP (Q)/(S)	9.60%	10.02%	9.71%	9.42%	9.19%
Period-end tangible common equity to tangible assets – non-GAAP (R)/(T)	8.36%	8.69%	8.37%	8.06%	7.80%
____________________________________
(1) Management believes that reporting the non-GAAP measures of tangible common equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.
(2) Management believes that reporting adjusted efficiency ratio – non-GAAP more closely measures its effectiveness of controlling cash-based operating activities.
(3) Management believes that reporting net interest margin excluding accretion more closely represents the ongoing earning power of the Company’s core loan portfolio.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

Regulatory Capital and Ratios for the Company
($ in thousands)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Common equity	$619,299	$616,075	$602,714	$589,873	$577,207
Goodwill(1)	(60,938)	(61,000)	(61,061)	(61,123)	(61,176)
Core deposit intangible(2)	(18,274)	(19,587)	(21,074)	(22,566)	(24,041)
DTAs that arise from net operating loss and tax credit carryforwards	—	—	—	(48)	(40)
Accumulated other comprehensive loss	11,092	6,089	5,270	4,593	4,759
Common Equity Tier 1 Capital	551,179	541,577	525,849	510,729	496,709
TRUPS	30,406	30,327	30,247	30,168	30,085
Tier 1 Capital	581,585	571,904	556,096	540,897	526,794
Allowable reserve for credit losses and other Tier 2 adjustments	60,298	60,991	59,933	60,661	60,852
Subordinated debt	58,893	58,825	58,782	58,893	39,409
Total Capital	$700,776	$691,720	$674,811	$660,451	$627,055

Risk-Weighted Assets (“RWA”)	$4,822,726	$4,882,618	$4,794,374	$4,852,573	$4,867,237
Average Assets (“AA”)	6,107,556	6,007,717	6,098,196	6,129,306	5,942,911

Common Equity Tier 1 Capital to RWA	11.43%	11.09%	10.97%	10.52%	10.21%
Tier 1 Capital to RWA	12.06	11.71	11.60	11.15	10.82
Total Capital to RWA	14.53	14.17	14.08	13.61	12.88
Tier 1 Capital to AA (Leverage)	9.52	9.52	9.12	8.82	8.86

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

Regulatory Capital and Ratios for the Bank
($ in thousands)	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Common equity	$677,540	$675,039	$660,598	$648,279	$639,670
Goodwill(1)	(60,938)	(61,000)	(61,061)	(61,123)	(61,176)
Core deposit intangible(2)	(18,274)	(19,587)	(21,074)	(22,566)	(24,041)
Accumulated other comprehensive loss	11,092	6,089	5,270	4,593	4,759
Common Equity Tier 1 Capital	609,420	600,541	583,733	569,183	559,212
Tier 1 Capital	609,420	600,541	583,733	569,183	559,212
Allowable reserve for credit losses and other Tier 2 adjustments	60,243	60,990	59,894	60,563	60,822
Total Capital	$669,663	$661,531	$643,627	$629,746	$620,034

Risk-Weighted Assets (“RWA”)	$4,818,352	$4,879,247	$4,791,223	$4,844,639	$4,864,871
Average Assets (“AA”)	6,102,777	6,002,596	6,093,905	6,122,775	5,939,890
___________________________________
(1)Goodwill is net of deferred tax liability.
(2)Core deposit intangible is net of deferred tax liability.

Shore Bancshares, Inc.
Summary of Loan Portfolio (Unaudited)
Portfolio loans are summarized by loan type as follows:

($ in thousands)	September 30, 2026	% of Total Loans	June 30, 2026	% of Total Loans	March 31, 2026	% of Total Loans	December 31, 2025	% of Total Loans	September 30, 2025	% of Total Loans
Commercial real estate	$2,581,473	52.66%	$2,603,014	53.37%	$2,599,815	53.62%	$2,643,996	53.95%	$2,642,601	54.12%
Residential real estate	1,498,469	30.56	1,470,401	30.15	1,425,733	29.41	1,414,964	28.88	1,383,348	28.33
Construction	352,073	7.18	337,779	6.92	342,835	7.07	344,903	7.04	352,116	7.21
Commercial	236,276	4.82	220,712	4.52	220,833	4.56	226,006	4.61	221,598	4.54
Consumer	231,703	4.73	241,751	4.96	254,478	5.25	265,912	5.43	278,242	5.70
Credit cards	2,668	0.05	4,092	0.08	4,336	0.09	4,521	0.09	5,064	0.10
Total loans	4,902,662	100.00%	4,877,749	100.00%	4,848,030	100.00%	4,900,302	100.00%	4,882,969	100.00%
Less: allowance for credit losses	(59,554)		(58,737)		(58,481)		(58,836)		(59,554)
Total loans, net	$4,843,108		$4,819,012		$4,789,549		$4,841,466		$4,823,415

Shore Bancshares, Inc.
Classified Assets and Nonperforming Assets (Unaudited)
Classified assets and nonperforming assets are summarized as follows:

($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Substandard	$90,301	$84,285	$82,337	$57,366	$48,470
Total classified loans	90,301	84,285	82,337	57,366	48,470
Special mention loans	54,648	72,957	97,771	73,401	70,997
Total classified and special mention loans	$144,949	$157,242	$180,108	$130,767	$119,467

Classified loans	$90,301	$84,285	$82,337	$57,366	$48,470
Other real estate owned	10,781	—	69	113	120
Repossessed assets	2,694	2,362	3,345	2,879	3,432
Total classified assets	$103,776	$86,647	$85,751	$60,358	$52,022

Nonaccrual loans	$68,214	$64,818	$64,958	$39,960	$24,378
Loans 90 days or more past due and still accruing	80	20	—	255	153
Other real estate owned	10,781	—	69	113	120
Repossessed assets	2,694	2,362	3,345	2,879	3,432
Total nonperforming assets	$81,769	$67,200	$68,372	$43,207	$28,083
Accruing borrowers experiencing financial difficulty loans (“BEFD”)	107	140	5,263	5,311	6,704
Total nonperforming assets and BEFD modifications	$81,876	$67,340	$73,635	$48,518	$34,787

Total assets	$6,454,360	$6,151,431	$6,206,063	$6,258,818	$6,278,479

Classified assets to total assets	1.61%	1.41%	1.38%	0.96%	0.83%
Nonperforming assets to total assets	1.27%	1.09%	1.10%	0.69%	0.45%